News Release
FOR IMMEDIATE RELEASE

TEREX CORPORATION ANNOUNCES FOURTH QUARTER
AND YEAR-END 2017 FINANCIAL RESULTS CONFERENCE CALL

WESTPORT, CT, February 1, 2018 – Terex Corporation (NYSE:TEX) will host a one-hour conference call to review its fourth quarter and year-end 2017 financial results on Wednesday, February 14, 2018 at 8:30 a.m. eastern. John L. Garrison, Jr., President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. From the home page select Investor Relations and click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under Financial Reporting in the Investor Relations section.

Contact Information:
Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
Phone: (203) 222-5954
brian.henry@terex.com

About Terex:
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com